1. COMMERCIAL TERMS ADDENDUM VERSION 3

The following commercial terms shall apply for the development of Payment Processing Engine using FinTS solution and ClickDirectPay Front End System:

(a) A one off fee of USD67,000 in respect of system development shall be charged by Akshar Technologies. The set up fee shall be payable as per below:

(i) 37,500 USD has been PAID as part of the initial agreement as of 15'" June 2016,

(a)	Payment Breakdown below:

(ii) 29,500 USD to be paid as part of the system build. (ii)

(iii) The remaining terms will stay the same from pervious addendum.

(b) Amazon Hosting and support agreement as per the following:

-	2500 EURO Setup fee paid.
-	1000 Euro / month for hosting + hardware maintenance
-	500 Euro / month for software assistance, which includes:
-	health monitoring and regularly saving local copies of the database Server
-	Direct assistance to one or more people inside cdp’s team in case of technical questions or trouble with the software
-	Quick responses during business hours in case of assistance or infrastructure failure Emergency number in case of prolonged infrastructure failure during non-business hours, but with no guarantees of rapidity and reachability
-	Enhancement to the system will be charged on cases by case requirements or $75 USD per hour. With both CDP and Aksbar Technologies agreement.

Total Monthly Price: 1500 EURO (1690 USD). Monthly currency fluctuation to be calculated.

(c) Payment Terms:

(a) Cost of hosting and Support (d) to be paid monthly at 1500 EURO equivalent in USD currently at 1690USD.

(b) Crick Direct Pay will make the following payments

(i) 1000 USD for the next 6 months for the fints and Front end (see a part ii).

(ii) 1690 USD per month for the hosting and Support for the next 12 months. This will change based on the market fluctuation and Inflation increase.

(iii) The remaining $31,500 USD will be due after 6 months or from IPO, which ever one comes first, the amount to be paid in full,

Name: Akshay Patel	Name: Wolfgang Ruecker

Signature: /s/ Akshay Patel	Signature: /s/ Wolfgang Ruecker

Date: 16 June 2016	Date: 16 June 2016